UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

PERRIGO COMPANY PLC

PERRIGO FINANCE PLC

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Existing Notes Guarantees Release

Each of the guarantors under the Indenture (the “Indenture”), dated as of November 8, 2013, among Perrigo Company plc (the “Company”), the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, have been released of their guarantees and have no further liability or obligations pursuant to Section 1712 of the Indenture and upon the release by the banks of their guarantee, as of November 21, 2014.

Equity Offering Greenshoe Exercise

On November 24, 2014, the Company issued a press release announcing that the underwriters for the Company’s public equity offering of 5,921,053 ordinary shares announced in its Current Report on Form 8-K, filed on November 20, 2014, exercised their option, in full, to purchase an additional 888,157 ordinary shares of the Company at $152.00 per share, less the underwriting discount. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

New Notes Offering Launch

On November 24, 2014, the Company issued a press release announcing that Perrigo Finance plc, a finance subsidiary of the Company incorporated under the laws of Ireland (the “Issuer”), commenced a registered public offering of three series of Senior Notes (collectively, the “New Notes”). The New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company. The exact terms and timing of the offering will depend upon market conditions and other factors. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Company intends to use the net proceeds of the New Notes offering to fund a portion of the cash consideration for its proposed acquisition (the “Acquisition”) of Omega Pharma Invest NV (“Omega”), as previously disclosed in the Company’s Current Report on Form-8-K filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2014. The New Notes offering is not contingent on the consummation of the Acquisition. If the Acquisition is not consummated for any reason, the proceeds from the New Notes offering will be used to redeem the notes at a redemption price of 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but not including, the redemption date. The New Notes offering is expected to close prior to the consummation of the Acquisition. In connection with the New Notes offering, the Company expects to file with the SEC a preliminary prospectus supplement dated November 24, 2014 pursuant to the Company’s shelf registration statement on Form S-3, which became effective on November 20, 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued by Perrigo Company plc on November 24, 2014.

Exhibit 99.2	Press release issued by Perrigo Company plc on November 24, 2014.

No Offer or Solicitation

This Form 8-K does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K includes certain “forward looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company, its expectations and its future financial condition and performance. Statements that are not historical facts, including statements about the Company’s managements’ beliefs and expectations, are forward looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful completion of the transactions contemplated herein; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for the Company’s products; changes in tax laws or interpretations that could increase the Company’s tax liabilities; and such other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended June 28, 2014, in the subsequent filings with the SEC and in other investor communications of the Company from time to time. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2014

PERRIGO COMPANY PLC (Registrant)

By:	/s/ Judy L. Brown
Judy L. Brown Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

PERRIGO FINANCE PLC (Registrant)

By:	/s/ Todd W. Kingma
Todd W. Kingma Secretary (Principal Officer)

Exhibit Index

Exhibit 99.1	Press release issued by Perrigo Company plc on November 24, 2014.

Exhibit 99.2	Press release issued by Perrigo Company plc on November 24, 2014.